STATE OF DELAWARE

                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                               E-BIZ VENTURE CORP.

     First: that pursuant to written action of the director of E-Biz Venture Corp. in lieu of a directors meeting on June 28, 2002 resolutions were duly adopted, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware setting forth the proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

     RESOLVED,

     First: that

     Article FIRST is hereby amended to read as follows:

     The name of this corporation (hereinafter called the "Corporation") is

                           WORKPLACE COMPLIANCE, INC.

     Article SECOND is hereby amended to read as follows:

     The address of its registered office in the State of Delaware is the 15 Loockerman Street, in the City of Dover, County of Kent, State of Delaware. The name of its registered agent at such address is Agents for Delaware Corporations Inc.

     Article FOURTH is hereby amended to read as follows:

     This corporation shall have the authority to issue two classes of capital stock the total of which shall be 105,000,000 shares. The classification and par value of 100,000,000 shares shall be common voting stock having a par value of $.001 per share, and each share shall be entitled to the same dividend, liquidation, and voting rights; the classification and par value of 5,000,000 shares shall be preferred stock having a par value of $.001 per share. Said preferred stock may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion, rights upon dissolution or liquidation, and with such designations or restrictions thereof as shall be determined by resolution adopted by the Board of Directors at the time such stock is issued without further approval of the shareholders.

     A new Article SEVENTH is hereby adopted to read as follows:

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its board of directors. The number of directors which shall constitute the whole board of directors shall be fixed by, or in the manner provided in, the by-laws. The phrase "whole board" and the phrase "total number of directors" shall be deemed to have the same meanings to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

   STATE OF DELAWARE
                                                              SECRETARY of STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 02:30 PM 08/26/2002
                                                               020538327-331-724

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2.   After the original or other by-laws of the  Corporation  have been adapted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the Delaware General Corporation Law, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the by-laws of the Corporation may be exercised by the board of directors of the Corporation subject to the reserved power of the stockholders to make, alter and repeal any by-laws adopted by the board of directors; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the Delaware General Corporation Law shall be set forth in an initial by-law or in a by-law adopted by the stockholders of the Corporation entitled to vote.

3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) to Section 242 of the Delaware General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

4. With the consent in writing or pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the board of directors shall have the authority to dispose, in any manner, of the whole property of the Corporation

5. The by-laws shall determine whether and to what extent the accounts and books of the Corporation, or any of them, shall be open to inspection by the stockholders; and no stockholder shall have any right or inspecting any account or book or document of the Corporation, except as conferred by law or by by-laws or by resolution of the stockholders.

6. The stockholders and directors shall have the power to hold their meeting and to keep the books, documents and papers of the Corporation outside the State of Delaware at such places as may be from time to time designated by the by-laws or by resolution of the stockholders or directors, except as otherwise required by the Delaware General Corporation Law.

7. Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
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     A new Article EIGHTH is hereby adopted to read as follows:

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement of the Corporation as consequence and to any reorganization of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application bas been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     A new Article NINTH is hereby adopted to read as follows:

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

     A new Article TENTH is hereby adopted to read as follows:

     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action In another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     Second: that the necessary number of shares as required by statute consented in writing on June 28, 2002, to the amendment pursuant to Section 228 of the General Corporation Law of the State of Delaware.

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     Third:  that  said  amendment  was  duly  adopted  in  accordance  with the provisions of Section 242 of the General Corporation Law of the State of Delaware


     Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.


 July 30, 2002

                                      By:  /s/Guy Cohen
                                           -------------------
                                           Guy Cohen,
                                           President and Sole Director


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